FIRST AMENDMENT TO LOAN AGREEMENT

This First Amendment to Loan Agreement, dated as of May 28, 2002 (“Amendment”), amends the Loan Agreement (“Agreement”) dated as of June 16, 2000 between American National Bank and Trust Company of Chicago (“Bank”), Boss Holdings, Inc. and Boss Manufacturing Company (collectively, “Borrowers”).

The parties agree that the Agreement shall be amended as follows:

1.             The definition of “Borrowing Base” set forth in Section 1.1 of the Agreement shall be deleted in its entirety and the following definition shall be substituted in its place:

“Borrowing Base” means, as of any time the same is to be determined, 80% of Eligible Receivables and 40% of Eligible Inventory provided, however, that (i) advances relying upon Eligible Inventory shall not exceed a maximum of $4,000,000; (ii) advances relying upon Eligible Receivables and Eligible Inventory included in the Borrowing Base from Boss Balloon Company shall not exceed $1,000,000 and (iii) advances relying upon the Eligible Inventory and Eligible Receivables included in the Borrowing Base from Boss Manufacturing Holdings, Inc. shall not exceed $1,500,000.

2.             The definition of “Revolving Credit Commitment” set forth in Section 1.1 of the Agreement shall be deleted in its entirety and the following definition shall be substituted in its place:

“Revolving Credit Commitment” means the revolving credit facility in an amount not to exceed $8,000,000.

3.             The definition of “Revolving Credit Termination Date” set forth in Section 1.1 of the Agreement shall be deleted in its entirety and the following definition shall be substituted in its place:

“Revolving Credit Termination Date” means May 30, 2004, as such date may be amended upon the written consent of all of the parties hereto.

4.             Section 7.3(f) of the Agreement shall be deleted in its entirety, and the following Section 7.3(f) shall be substituted in its place:

(f)             Loans, Investments and Guaranties.  Make any loans or other advances of money to or make any investments in any Person, including without limitation, any of Borrowers’ Affiliates or Subsidiaries or guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Debt of any Person, including Borrowers’ Subsidiaries and Affiliates, other than loans, advances, investments, guaranties, as follows:  (i) Loans to its Subsidiary Boss Manufacturing Holdings, Inc. not to exceed $1,500,000 at any one time; (ii) loans to its Subsidiary Boss Balloon Company; (iii) in all other cases, investments or advances after the Closing Date to wholly owned Subsidiaries not to exceed $750,000; (iv) guaranties or endorsements in favor of Bank; and (v) Stocks traded on a major U.S. exchange or the national market system of a nationally recognized automated quotation system, provided amounts advanced to the Borrowers under the revolving credit commitment total less than $3 million.

5.             Section 7.4 of the Agreement shall be deleted in its entirety and the following Section 7.4 shall be substituted in its place:

7.4            Financial Covenants.  At all times prior to the earlier of the Revolving Credit Termination Date and the Early Termination Date and thereafter for so long as any amount is due and owing to this Bank hereunder, Borrowers hereby covenant to meet the requirements of the following financial covenants.

(a)            The Debt Service Coverage Ratio of Parent on a consolidated basis (measured quarterly commencing the end of December 30, 2000 and measured each quarter thereafter on a rolling four-quarter basis) shall be not less than 1.20:1.

(b)            The Current Ratio (measured quarterly beginning June 30, 2000) shall be not less than 1.15:1.

(c)            Tangible Net Worth shall not be less than $17,000,000 plus 25% of the Parent’s Net Income on a consolidated basis for the year ended December 31, 2002.

(d)            Debt to Tangible Net Worth Ratio (measured as of June 30 and December 31 of each year commencing June 30, 2000) shall not be greater than 1.50:1.

6.             Section 7.6 of the Agreement shall be deleted in its entirety and the following Section 7.6 shall be substituted in its place:

7.6            Clean Down Requirement.  Borrowers covenant and agree that in each of the Borrowers’ fiscal years, all Revolving Loans outstanding throughout one consecutive sixty-day period (the “Clean Down Period”) will not exceed $4,000,000 for any Clean Down Period exclusive of Letters of Credit.

7.             Except as specifically amended herein the Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Agreement itself, or any communication issued or made pursuant to or with respect to the Agreement, any reference to the Agreement being sufficient to refer to the Agreement as amended hereby.  All terms used herein which are defined in the Agreement shall have the same meaning herein as in the Agreement.  In the event of any conflict between the terms of the Agreement and the terms of this Amendment, this Amendment shall control.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO		BOSS HOLDINGS, INC.

By:	/s/ James M. Corkery	By:	/s/ J. Bruce Lancaster

Its:	First V.P.	Its:	Exec V.P.

BOSS MANUFACTURING COMPANY

		By:	/s/ J. Bruce Lancaster

		Its:	Exec V.P.

The undersigned Guarantors of the obligations of Borrowers under the Agreement consent to this First Amendment, acknowledge and agree that the Guaranty Agreement between them and Bank dated as of June 16, 2000 shall remain in full force and effect and apply to the obligations of Borrowers as amended by this First Amendment.  Guarantors further agree that the term “Guaranteed Obligations” as used in the above-described Guaranty Agreement shall mean, among other things, obligations of Borrowers under the Agreement as amended by this First Amendment.

BOSS MANUFACTURING HOLDINGS, INC		BOSS BALLOON COMPANY

By:	/s/ J. Bruce Lancaster	By:	/s/ J. Bruce Lancaster

Its:	President	Its:	President

Date: 5/23, 2002		Date: 5/23 , 2002

FIRST AMENDMENT TO SECURITY AGREEMENT

This First Amendment to Security Agreement, dated as of May 28, 2002 (“Amendment”), amends the Security Agreement (“Agreement”) dated as of June 16, 2000 between American National Bank and Trust Company of Chicago (“Bank”), Boss Holdings, Inc., a Delaware corporation (“BH”), Boss Manufacturing Company, a Delaware corporation (“BMC”) (BH and BMC being each referred to individually as a “Borrower” and collectively as “Borrowers”), Boss Balloon Company, an Illinois corporation (BBC”) and Boss Manufacturing Holdings, Inc., a Delaware corporation (“BMH”) (“BBC and BMH are each referred to herein as a “Guarantor” and collectively as the “Guarantors”).

The parties agree that the Agreement shall be amended as follows:

1.             Section 2.2 of the Agreement shall be deleted in its entirety, and the following Section 2.2 shall be substituted in its place:

2.2           Security for the Obligations.  The foregoing grant is made and given to secure, and shall secure, the prompt payment and performance when due of (i) the Borrowers’ Liabilities to Bank under the Loan Agreement; (ii) any and all indebtedness, obligations and liabilities of the Debtors, and of any of them individually, to the Bank, whether now existing or hereafter arising under the Guaranty; (iii) any and all liabilities of the Debtors and of any of them individually to the Bank under any of the Other Agreements; (iv) any obligations of Boss Holdings, Inc. and Boss Manufacturing Company under lease documents from Boss Holdings, Inc. and Boss Manufacturing Company, as lessees, to Bank One Leasing, as lessor, and all documents executed in connection therewith; and (v) all expenses and charges, legal or otherwise, suffered or incurred by Bank, in collecting or enforcing any of such indebtedness obligations and liabilities or in relying on or protecting or preserving any security therefore, including, without limitation, the Lien and security interest granted hereby, (all of such indebtedness, obligations, liabilities, expenses and charges described above being hereinafter referred to as the “Obligations”).  Notwithstanding anything in this Security Agreement to the contrary, the right of recovery against BBC under this Agreement shall not exceed $1.00 less than the lowest amount which would render such obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.

2.             Except as specifically amended herein the Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Agreement itself, or any communication issued or made pursuant to or with respect to the Agreement, any reference to the Agreement being sufficient to refer to the Agreement as amended hereby.  All terms used herein which are defined in the Agreement shall have the same meaning herein as in the Agreement.  In the event of any conflict between the terms of the Agreement and the terms of this Amendment, this Amendment shall control.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO		BOSS HOLDINGS, INC.

By:	/s/ James M. Corkery	By:	/s/ J. Bruce Lancaster

Its:	First V.P.	Its:	Exec V.P

BOSS MANUFACTURING COMPANY		BOSS BALLOON COMPANY

By:	/s/ J. Bruce Lancaster	By:	/s/ J. Bruce Lancaster

Its:	Exec V.P	Its:	President

BOSS MANUFACTURING HOLDING, INC.

By:	/s/ J. Bruce Lancaster

Its:	President